Exhibit 99.1

FOR IMMEDIATE RELEASE

MONEX COMMENCES TENDER OFFER FOR ALL OUTSTANDING SHARES OF

COMMON STOCK OF TRADESTATION

Tokyo, Japan and Plantation, Florida, May 10, 2011 – Monex Group, Inc. (Tokyo Stock Exchange: 8698) (“Monex”) today announced the commencement of a tender offer through its wholly-owned subsidiary, Felix 2011 Acquisition Sub, Inc. (“Purchaser”), for all outstanding shares of common stock of TradeStation Group, Inc. (NASDAQ GS: TRAD) (“TradeStation”) for $9.75 per share, net to the seller in cash, without interest and less any required withholding taxes.

The tender offer is being made pursuant to an Offer to Purchase, dated May 10, 2011, and in connection with the previously announced Agreement and Plan of Merger, dated as of April 20, 2011, among Monex, Purchaser and TradeStation.

As previously disclosed, the board of directors of TradeStation has unanimously determined that the tender offer and the other transactions contemplated by the Agreement and Plan of Merger are fair to and in the best interests of TradeStation and its shareholders. The TradeStation board also unanimously adopted and approved the Agreement and Plan of Merger, declared advisable the Agreement and Plan of Merger, the tender offer and the other transactions contemplated therein and recommended that shareholders of TradeStation accept the tender offer and tender their shares to the Merger Sub and, if required, approve the Agreement and Plan of Merger (including the plan of merger) and the subsequent merger.

The tender offer is scheduled to expire at 12:00 midnight, New York City time, on Tuesday, June 7, 2011, unless the tender offer is extended. If the tender offer is extended, Monex and/or Purchaser will inform the depositary for the offer and will make a public announcement of the extension not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The consummation of the tender offer is conditioned on the tender of a majority of the outstanding shares of TradeStation’s common stock on a fully diluted basis, as well as receipt of antitrust clearance, approvals and consents from the Financial Industry Regulatory Authority and the United Kingdom Financial Services Authority with respect to the transactions contemplated by the Agreement and Plan of Merger, and other conditions that are specified in the offer documents. Following completion of the tender offer and, if required, receipt of shareholder approval, Monex expects to consummate a second-step merger in which remaining TradeStation shareholders will receive the same cash price per share as paid in the tender offer. Following the merger, TradeStation will become a wholly-owned subsidiary of Monex.

The information agent for the tender offer is Innisfree M&A Incorporated. The dealer manager for the tender offer is Deutsche Bank Securities Inc. The depositary and transfer agent for the tender offer is American Stock Transfer & Trust Company, LLC.

About Monex Group Inc.

Monex Group Inc. (Tokyo Stock Exchange 1st section: 8698), including its main subsidiary Monex Inc. (Tokyo, Oki Matsumoto, Chairman and CEO), an online securities brokerage, provides advanced and unique financial services to individual investors. Monex Group has been a pioneer among Japanese online securities brokers since the complete liberalization of commissions and fees in stock brokerages in 1999. Monex relentlessly strives to offer its customers in Japan innovative products and services and has established its reputation as a unique independent financial institution group. Its services cover M&A advisory, debt & equity underwriting, asset management focusing on alternative investments, investment education, and other investment banking functions along with an online distribution network to more than 1.2 million individual investors in Japan.

Monex Group aims to globalize its customer base and businesses in addition to enhancing its global product line and services. Specifically, in recent years, Monex has embarked on an ambitious plan to strengthen its products and services globally by focusing its expansion efforts to date on the growing Chinese market, by opening representative offices in Beijing and acquiring BOOM Securities (HK) Limited and its group companies in Hong Kong. As a core element in the further expansion and global diversification of its businesses, it has been seeking opportunities to expand into the U.S. market, which it saw as the missing pillar in achieving a truly global platform. The acquisition of TradeStation is expected to provide Monex with an immediate expansion and strong commercial presence in the U.S. online brokerage market.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its brokerage subsidiaries, offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art electronic order placement and execution and enables clients to scan the markets and design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, DTCC, OCC & NFA) is a self-clearing, licensed securities broker-dealer and a registered futures commission merchant, and also a member of numerous major exchanges. Its TradeStation Prime Services division, based in New York, seeks to provide prime brokerage services, including securities lending, to small and mid-sized hedge funds and other firms. TradeStation Forex, Inc. (Member NFA) is a Retail Foreign Exchange Dealer (RFED) which offers foreign currency (forex) accounts under what is commonly referred to as the “agency broker model.” The London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities and TradeStation Forex. TradeStation’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services and owns TradeStation’s intellectual property.

Legal Notices and Disclaimers

This press release is for informational purposes only and does not constitute an offer to purchase shares of TradeStation common stock, a solicitation to sell such shares or a Solicitation/Recommendation Statement under the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The tender offer is being made pursuant to a Tender Offer Statement on Schedule TO (including the Offer to Purchase, letter of transmittal and related tender offer documents) filed by Monex and Purchaser with the SEC on May 10, 2011. In addition, on May 10, 2011, TradeStation filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. These documents contain important information and shareholders of TradeStation are strongly advised to carefully read these documents before making any decision regarding tendering their shares. The Offer to Purchase and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all shareholders of TradeStation at no expense to them. These documents may be obtained at no charge at the SEC’s website at www.sec.gov. The Tender Offer Statement and related materials also may be obtained at no charge by directing a request by mail to the information agent for the tender offer, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, or by calling toll-free (888) 750-5834.

Forward Looking Statements

This press release contains statements that are forward-looking and are subject to risks and uncertainties that could cause actual results to materially differ from those described. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements and information regarding the intent, belief or current expectation of Monex, TradeStation and members of their respective senior management teams. All forward-looking statements are based largely on current expectations and beliefs concerning future events, approvals and transactions that are subject to substantial risks and uncertainties. Factors that may cause or contribute to the actual results or outcomes being different from those contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer; uncertainties as to how many of TradeStation’s shareholders will tender their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transactions may not be satisfied or waived, including that a governmental or regulatory authority may prohibit, delay or refuse to grant approval for the consummation of the transactions; the effects of disruption from the proposed transactions making it more difficult to maintain relationships with employees, customers and/or other business relationships; other business effects, including the effects of industry, regulatory, economic and/or market conditions that are outside of Monex’s or TradeStation’s control; unexpected transaction costs and actual or contingent liabilities; and other risks and uncertainties discussed in documents filed by TradeStation with the U.S. Securities and Exchange Commission, including, but not limited to, TradeStation’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 11, 2011, TradeStation’s Annual Report, as amended, on Form 10-K/A for the fiscal year ended December 31, 2010 containing Part III information filed with the U.S. Securities and Exchange Commission on April 29, 2011 and the tender offer documents and solicitation/recommendation statement to be filed with the U.S. Securities and Exchange Commission in connection with the tender offer. Neither Monex nor TradeStation undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Contact for Monex

Takashi Oyagi

Chief Strategic Officer

Monex Group, Inc.

+81-3-6212-3750

Contact for TradeStation

David H. Fleischman

Chief Financial Officer

TradeStation Group, Inc.

954-652-7000